Exhibit 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of IronClad Encryption Corporation (“IronClad”), on Form 10-Q for the quarter ended September 30, 2017, as filed with the Securities and Exchange Commission (the “Report”), David  G. Gullickson, Principal Financial and Accounting Officer of IronClad, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of IronClad.

Date: November 20, 2017

By:	/s/ David G. Gullickson
David G. Gullickson
Vice President of Finance, Treasurer, and
Principal Financial and Accounting Officer